EXHIBIT 10.9

                       FIRST AMENDMENT TO RIGHTS AGREEMENT

                  FIRST AMENDMENT, dated as of September 19, 2001 (this "Amendment"), to the Rights Agreement dated as of August 19, 1999 (the "Agreement"), by and between Talk America Holdings, Inc. (formerly, Talk.com Inc.), a Delaware corporation (the "Company"), and First City Transfer Company, a Delaware corporation (the "Rights Agent").

         WHEREAS, the parties hereto previously executed and delivered the Agreement;

         WHEREAS, pursuant to the terms of the Agreement, the Company and the Rights Agent shall, prior to the Distribution Date (as defined in the Agreement), if the Company so directs, supplement or amend any provision of the Agreement without the approval of any holders of certificates representing shares of Common Stock of the Company.

         WHEREAS, the Distribution Date has not yet occurred, and the Company and the Rights Agent have agreed to amend the Agreement as set forth in this Amendment.

         NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

                  SECTION 1. CERTAIN DEFINITIONS. Capitalized terms used but not defined in this Amendment shall have the meanings given to such terms in the Agreement.

                  SECTION 2. DEFINITION OF ACQUIRING PERSON. Section 1(a) of the Agreement is hereby amended to read in its entirety as follows:

                  "Acquiring Person" shall mean any Person who or which, together with all Affiliates and Associates of such Person, shall be the Beneficial Owner of 20% or more of the shares of Common Stock then outstanding, but shall not include (i) the Company, (ii) any Subsidiary of the Company, (iii) any employee benefit plan of the Company or of any Subsidiary of the Company, or
(iv) any Person organized, appointed or established by the Company for or pursuant to the terms of any such plan; provided that America Online, Inc. ("AOL") shall not be deemed to be an Acquiring Person so long as AOL (together with all Affiliates and Associates of AOL) Beneficially Owns not more than 18,250,000 shares of Common Stock, as such number may be adjusted as provided below (such number of shares, as so adjusted from time to time, the "Permitted Number"). The Permitted Number shall be adjusted as follows: (i) if, at any time on or after the date (the "AOL Effective Date") of issuance by the Company to AOL of shares of Common Stock and the Company's convertible promissory notes (the "AOL Convertible Notes") pursuant to the terms of a Restructuring and Note Agreement between AOL and the Company dated in September, 2001 (the



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"Restructuring Agreement"), the Company shall declare a dividend on the outstanding shares of Common Stock payable in shares of Common Stock, subdivide the outstanding shares of Common Stock or combine the outstanding shares of Common Stock into a smaller number of shares, the Permitted Number in effect immediately prior to such action shall be proportionately adjusted to reflect such dividend, subdivision or combination, and (ii) if, at any time on or after the AOL Effective Date, AOL (or its Affiliates or Associates) shall transfer or otherwise dispose of Beneficial Ownership of any shares of Common Stock (other than to AOL or any of its Affiliates or Associates), the Permitted Number in effect immediately prior to such action shall be reduced by the number of shares of Common Stock the Beneficial Ownership of which was so transferred or otherwise disposed of, and (iii) if, at any time on or after the AOL Effective Date, AOL (or its Affiliates or Associates) shall transfer or otherwise dispose of all or part of the AOL Convertible Notes (other than to AOL or any of its Affiliates or Associates, but including any transfer to the Company for cancellation) or the number of shares of Common Stock into which the AOL Convertible Notes shall be convertible shall be reduced (by payment of the AOL Convertible Notes or otherwise, but not including conversion into shares of Common Stock Beneficially Owned by AOL (or its Affiliates or Associates)), the Permitted Number in effect immediately prior to such action shall be reduced by the number of shares of Common Stock by which the Beneficial Ownership of shares of Common Stock by AOL (or its Affiliates or Associates) was reduced by reason of such transfer or other disposition of AOL Convertible Notes or reduction in the number of shares into which the AOL Notes are convertible.

                  SECTION 3. EFFECTIVENESS OF AMENDMENT. This Amendment shall be effective only upon, but simultaneously with, the AOL Effective Date.

                  SECTION 4. COUNTERPARTS. This Amendment may be executed in one or more counterparts each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument.

                  SECTION 5. GOVERNING LAW. This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of Delaware without reference to its conflicts of laws principles.

                  SECTION 6. MISCELLANEOUS. The Agreement is amended to provide that references in the Agreement to "this Agreement" or "the Agreement" (including indirect references such as "hereunder," "hereby," "herein" and "hereof") shall be deemed to be references to the Agreement as amended hereby. This Amendment does not, and shall not be construed to, modify any term or condition of the Agreement except as expressly provided in this Amendment. Except as herein provided, the Agreement shall remain unchanged and in full force and effect. In the event of any inconsistency or discrepancy between the Agreement and this Amendment, the terms and conditions set forth in this Amendment shall control.

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                  IN WITNESS WHEREOF, the parties hereto have executed this
Amendment as of the day and year above first written.

                                       TALK AMERICA HOLDINGS, INC.


                                       By:      /s/ Aloysius T. Lawn, IV
                                          --------------------------------
                                            Name:     Aloysius T. Lawn, IV.
                                            Title:    Executive Vice President,
                                                      General Counsel and
                                                      Secretary


                                       FIRST CITY TRANSFER COMPANY


                                       By:      /s/ Monica A. Tobey
                                           -------------------------------
                                            Name:     Monica A. Tobey
                                            Title:    Vice President







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